UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2006

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 Lincoln Ave., Altadena, California		91001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-296-6310

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2006, Direct Methanol Fuel Cell Corporation ("DMFCC"), a subsidiary of the Company, exercised an existing option and entered into a confidential license agreement ("Confidential License") for an extensive joint patent portfolio on direct organic fuel cell technology with California Institute of Technology ("Caltech") and University of Southern California ("USC") as licensors. The Confidential License is exclusive to DMFCC with minimal exceptions and also gives DMFCC the right to grant nonexclusive or exclusive sublicenses under certain conditions.

In addition, on January 19, 2006, DMFCC exercised an existing option and entered into a confidential non-exclusive license agreement ("Non-Exclusive License") with Caltech and USC as licensors for an extensive joint patent portfolio on direct organic fuel cell technology. Previously, the Licensor had a granted an exclusive license to a 3rd party ("3rd Party"). The 3rd Party subsequently surrendered, assigned, transferred and conveyed to licensors sufficient rights to enable licensors to grant a single non-exclusive, non-transferable license to DMFCC.

Together the two license agreements grant DMFCC a worldwide license to 50 issued and 50 pending patents. The license agreements expire upon the earlier of (i) the date that the last of the licensed patents expires, or (ii) the date that either the Confidential License or Non-Exclusive License agreement is terminated for any reason other than the expiration of the last of the licensed patents. In consideration for these licenses, DMFCC has issued 1,056,324 common shares in DMFCC to Caltech and 1,056,324 common shares to USC, which together represent approximately 12% of the total outstanding equity of DMFCC. In addition, DMFCC has agreed to pay royalties to Caltech and USC under the Confidential License; and to Caltech, USC and a 3rd Party under the Non-Exclusive License. DMFCC has also agreed to pay all of the future patent expenses associated with the prosecution and maintenance of patent rights under the Confidential License; and to pay 50% of all future patent expenses associated with the prosecution and maintenance of patent rights under the Non-Exclusive License that are the responsibility of the 3rd Party.

The intellectual property portfolio licensed by DMFCC under the Confidential License and the Non-Exclusive License includes patents on the concept of the direct liquid organic fuel cell using a polymer electrolyte membrane (PEM) (including the direct methanol fuel cell), and on details of its construction, including alternative membranes, catalysts, electrodes, membrane electrode assemblies, fuel cell stacks, systems, water recovery, methanol sensors, methanol filters, and electrolysis of methanol to produce hydrogen. These patents cover much of the underlying technology and improvements related to direct methanol fuel cells, which should be needed by most fuel cell manufacturers and by OEMs that use fuel cells in their portable electronic devices. Patents have been issued, and applications are pending, in the United States, Japan, Korea, Australia, Brazil, Canada, Europe, Israel and China.

A copy of the press release announcing these agreements is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99.1 Press Release dated January 25, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

January 24, 2006	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 25, 2006